Exhibit 4.37

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of January 6, 2025 (the “Second Amendment Effective Date”), is among WAVESTREAM CORPORATION, a Delaware corporation (the “Borrower”), GILAT SATELLITE NETWORKS LTD., a company incorporated under the laws of the State of Israel (the “Parent”), the Lenders party hereto, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), as Administrative Agent (in such capacity, the “Administrative Agent”).

BACKGROUND

A.          The Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 13, 2024, as amended by that certain First Amendment to Credit Agreement dated as of December 10, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.          Subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.22 of the Credit Agreement, the Borrower has requested the Lenders provide the Incremental Delayed Draw Term A-1 Loan Commitment and Incremental Delayed Draw Term A‑2 Loan Commitment in an aggregate principal amount of $40,000,000.

C.          The Lenders are willing to provide the Incremental Delayed Draw Term Loan Commitments on the Second Amendment Effective Date, and the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.          INCREMENTAL DELAYED DRAW TERM LOAN COMMITMENTS. Each Lender: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and agree to provide the Incremental Delayed Draw Term Loan Commitments, have been made available to such Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Second Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

2.          AMENDMENTS TO THE CREDIT AGREEMENT.

(a)          Subject only to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, effective as of the Second Amendment Effective Date, the Borrower, the Parent, the Administrative Agent and the Lenders party hereto agree that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the form attached as Annex A hereto.

(b)          Subject only to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, effective as of the Second Amendment Effective Date, the Borrower, the Parent, the Administrative Agent and the Lenders party hereto agree that Schedule 2.1 to the Credit Agreement is hereby amended in its entirety and replaced with Schedule 2.1 attached hereto.

3.          REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, each of the Borrower and the Parent represents and warrants that, as of the date hereof, after giving effect to the amendments provided for in this Second Amendment:

(a)          the representations and warranties contained in Article III of the Credit Agreement and in the Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects only as of such earlier date;

(b)          no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)          (i) it has full power and authority to execute and deliver this Second Amendment, (ii) this Second Amendment has been duly executed and delivered by it, and (iii) this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and the Parent, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, (regardless of whether enforcement is sought in a proceeding in equity or at law and subject to an implied covenant of good faith and fair dealing, and except as rights to indemnity may be limited by federal or state securities laws); and

(d)          its execution, delivery and performance of this Second Amendment and the Credit Agreement, as amended hereby, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Applicable Law or Organizational Documents of any Loan Party or any Subsidiary thereof or any order of any Governmental Authority or any IIA Grant (including the conditions or requirements thereof), (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary thereof or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary thereof, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary thereof (except for Liens created by the Security Documents), in each case, except where the failure to obtain such consent or approval or the such violation or default, individually or in the aggregate, would not reasonably be expected to adversely affect the applicable Loan Party in material respects and with respect to filings and registrations, except for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any United States patents, registered trademarks, registered copyrights, or applications for any of the foregoing), applicable filings in any foreign jurisdiction and the Mortgage.

4.          CONDITIONS TO EFFECTIVENESS.  This Second Amendment shall be effective as of the Second Amendment Effective Date subject to the satisfaction or completion of the following or the waiver by the Administrative Agent or the Lenders of same in accordance with Section 9.2 of the Credit Agreement, all in a manner satisfactory to the Administrative Agent and the Lenders:

(a)          there shall exist no Default or Event of Default (other than as heretofore waived) before and immediately after giving effect to this Second Amendment;

(b)          the Administrative Agent shall have received a counterpart signature page to this Second Amendment duly executed and delivered by the Borrower and the Parent;

(c)          the Administrative Agent shall have received such documents, incumbency, officer’s certificates and other certificates as the Administrative Agent or its counsel or the Lenders may reasonably request relating to the organization, existence and good standing (or the equivalent thereof in the applicable jurisdiction) of the Loan Parties;

(d)          the representations and warranties set forth in the immediately preceding Section of this Second Amendment entitled “Representations and Warranties” shall be true and correct as of the Second Amendment Effective Date;

(e)          the Borrower shall have paid all fees and expenses of the Lenders providing the Incremental Delayed Draw Term Loan Commitments and of the Administrative Agent’s counsel, Greenberg Traurig, LLP set forth on a summary invoice provided to Borrower (without waiver of privilege or confidentiality);

(f)          The Administrative Agent shall have received resolutions of the Borrower approving the Incremental Delayed Draw Term Loan Commitments;

(g)          the Administrative Agent shall have received such written opinions of counsel in form and substance reasonably satisfactory to the Administrative Agent and the Lenders covering the Incremental Delayed Draw Term Loan Commitments, and such other documentation reasonably requested by the Administrative Agent or the Lenders relating to the Incremental Delayed Draw Term Loan Commitments or other matters relating to the Loan Parties and the Loan Documents;

(h)          the Administrative Agent shall have received the Assignment and Assumption of a portion of the Loans to Bank Hapoalim B.M.; and

(i)          the Administrative Agent shall have received an Initial Term Note in the original principal amount of $24,000,000 in favor of Bank Hapoalim B.M. duly executed and delivered by the Borrower.

5.          REFERENCE TO THE CREDIT AGREEMENT.  Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.  This Second Amendment shall be a Loan Document.  The Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect and is hereby ratified and confirmed.

6.          COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay promptly after demand all reasonable, documented and out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto).

7.          EXECUTION IN COUNTERPARTS.  This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8.          HEADINGS.  Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

9.          GOVERNING LAW; JURISDICTION; ETC.  Section 9.9 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section were set forth in full herein.

10.          BINDING EFFECT.  This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns.

11.          WAIVER AND RELEASE. In consideration of this Amendment, each Loan Party hereby waives and releases each of the Administrative Agent and each Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims in connection with the Credit Agreement and this Amendment that exist as of the date hereof, of which each such Loan Party is aware or unaware, and except for claims resulting from the willful misconduct or gross negligence by any the foregoing released parties, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

12.          ENTIRE AGREEMENT.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SECOND AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Signature page follows.

Each of the parties has signed this Second Amendment as of the day and year first above written.

WAVESTREAM CORPORATION, as Borrower

By:
Name: Adi Sfadia, Gil Benyamini
Title: Directors

GILAT SATELLITE NETWORKS LTD., as Parent

By:
Name: Doron Kerbel, Gil Benyamini
Title: General Counsel, CFO

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Daniel Gonzalez
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:
Name: Benjamin Shassol Title: Relationship Banker

BANK HAPOALIM B.M., as a Lender

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

Schedule 2.1

Commitments and Lenders

Name of Lender	Initial Term Loan Commitments	Incremental Delayed Draw Term A-1 Loan Commitments	Incremental Delayed Draw Term A-2 Loan Commitments
HSBC Bank USA, National Association	$36,000,000	$14,400,000	$9,600,000
Bank Hapoalim B.M.	$24,000,000	$9,600,000	$6,400,000
TOTAL	$60,000,000	$24,000,000	$16,000,000

ANNEX A